SCOTTSDALE ATRIUM PROFESSIONAL BUILDING
                           14300 N. NORTHSIGHT BLVD.
                                   SUITE 107
                              SCOTTSDALE, AZ 85260

                                                              PH: (602) 266-2646
CLANCY AND CO., P.L.L.C                                      FAX: (602) 224-9496
CERTIFIED PUBLIC ACCOUNTANTS                                 www.clancyandco.com
AND CONSULTANTS ----------------------------------------------------------------




January 5, 2007

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC  20549

This letter serves to confirm that on January 5, 2007, we were notified of the dismissal of our firm as the Company's independent auditors and therefore, the auditor-client relationship with MB Corporation ceased on that date.

Sincerely,



/s/ Clancy and Co., P.L.L.C.
-----------------------------
Clancy and Co., P.L.L.C.




Copy to:        MB Software Corporation
                Attn: Scott Haire
                2225 E. Randol Mill Road, Suite 305
                Arlington, TX  76011
                via U.S. Mail
                -------------

                via facsimile: 817-633-9409